UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2014

Biolase, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-361-1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The text of the Company’s Current Report on Form 8-K/A, Amendment No. 1, filed on March 13, 2014 is restated in its entirety to read as follows:

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2014, Biolase, Inc. (the “Company”) filed a Form 8-K disclosing the following: (i) at a meeting of the board of directors of the Company (the “Board”) duly held on February 28, 2014 (the “February 28th Meeting”), the Board appointed Paul N. Clark and Jeffrey M. Nugent to the Board; (ii) pursuant to the terms of the Company’s 2002 Stock Incentive Plan, upon their appointment to the Board, Messrs. Clark and Nugent each received an automatic option grant to purchase 23,750 shares of the Company’s common stock; and (iii) concluded that as a result of the appointments of Messrs. Clark and Nugent, the Board currently consisted of eight directors, six of whom were independent.

In the same Form 8-K, the Company filed as an Exhibit a Press Release dated March 3, 2014. in which the Company disclosed that on February 28, 2014 (i) the Board had appointed Messrs. Clark and Nugent to the Board; (ii) Dr. Alexander K. Arrow and Dr. Sam Low tendered their resignations; and (iii) as a result of such appointments and resignations, the Board currently consisted of six directors, five of whom were independent.

Subsequent to the March 6th Form 8-K filing, questions were raised as to whether Messrs. Clark and Nugent were duly elected and the size of the Board.

Item 7.01 Regulation FD Disclosure.

On March 13, 2014, the Company issued a press release regarding foregoing, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On March 7, 2014, the Company received from Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC, Oracle Investment, Inc. and Larry N. Feinberg (collectively, “Oracle”) a notice pursuant to the Company’s Bylaws, stating that it intended to nominate four independent directors for election to the Board at the Company’s 2014 Annual Meeting of Stockholders. Oracle’s nominees are Messrs. Clark and Nugent, Frederic H. Moll and Eric Varma, M.D.

On March 11, 2014, Oracle, which reports that it is a 16% shareholder of the Company, filed a lawsuit in the Chancery Court of Delaware seeking a Court determination of the composition of the Board and a temporary restraining order that would preclude the Board from taking any action without the approval of four purported directors whose directorships Oracle claims to be undisputed. The Company will respond to Oracle’s claims in the Chancery Court. Furthermore, the Nominating and Corporate Governance Committee will consider Oracle’s other nominees in due course. The date of the Company’s 2014 Annual Meeting of Stockholders has not yet been announced.

In connection with its annual meeting of stockholders, the Company will file a proxy statement with the Securities and Exchange Commission. Stockholders are advised to read the proxy statement when it becomes available, because it will contain important information about the nominees to the Board of Directors of the Company. A free copy of the proxy statement (when available) and other documents filed by the Company may be obtained from the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Frederick D. Furry, Chief Financial Officer, at info@biolase.net.

The Company and its directors, executive officers and other members of its management and employees are participants in the solicitation of proxies from its stockholders in connection with its annual meeting. Information concerning the interests of Company participants in the solicitation, which may be different than those of stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement related to the 2014 annual meeting when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

March 13, 2014	By:	/s/ Federico Pignatelli
	Name:	Federico Pignatelli
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase, Inc., dated March 13, 2014.